Exhibit 5.4

May 5, 2016 USD Partners LP USDP Finance Corp. 811 Main Street, Suite 2800 Houston, TX 77002
Dear Sirs and Mesdames:
USD Partners LP
USDP Finance Corp.
Registration Statement on Form S-3 dated May 5, 2016

We have acted as special British Columbia counsel to USD Partners LP, a Delaware limited partnership (“USD LP”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by USD LP and USDP Finance Corp., a Delaware corporation (“USDP Finco”, and collectively with USD LP, the “Issuers”) and certain other subsidiaries identified on Schedule I hereto (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering, from time to time, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”) and as will be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”), of (i) common units (“Common Units”) representing limited partner interests in USD LP, (ii) preferred units (“Preferred Units”) representing limited partner interests in USD LP; (iii) debt securities (“Debt Securities”) of any of the Issuers or any combination thereof, and (iv) guarantees of Debt Securities (“Guarantees”) by any of the Issuers or one or more of their respective subsidiaries, including USD Rail Canada ULC, a British Columbia unlimited liability company (“USD Rail Canada”) and USD Terminals Canada ULC, a British Columbia unlimited liability company (“USD Terminals Canada”, and collectively with USD Rail Canada, the “Canadian Subsidiary Guarantors”), all having an aggregate offering price not to exceed US$500,000,000, in each case on terms to be determined at the time of each offering. The Common Units, Preferred Units, Debt Securities and Guarantees are referred to collectively as “Securities”. Debt Securities may also be convertible into or exchangeable for Common Units or other Securities.

The Debt Securities and any Guarantees are to be issued pursuant to an indenture (the “Indenture”) between the Issuers, the Guarantors party thereto (including the Canadian Subsidiary Guarantors), if applicable, and U.S. Bank National Association, as trustee. The Indenture, the form of which is included as an exhibit to the Registration Statement, is to be executed and delivered at the time the Issuers issue any Debt Securities governed by such Indenture.

Scope of Review

For the purpose of the opinions expressed below, we have examined the following documents and instruments:

(a)	the Registration Statement;

(b)	the Prospectus; and

(c)	the form of the Indenture attached as an exhibit to the Registration Statement.

In addition, we have reviewed such corporate records, agreements, documents and other instruments, made such other investigations, examined such certificates of public authorities, corporate and partnership records and other documents certified or otherwise identified to our satisfaction, and considered such questions of law as we have considered necessary or relevant to provide the opinions expressed herein, including the following:

(a)	a certificate of an officer of USD Rail Canada of even date hereof, as to certain factual matters (the “USD Rail Canada Officer’s Certificate”);

(b)	a certificate of good standing dated May 5, 2016 issued pursuant to the provisions of the Business Corporations Act (British Columbia) regarding USD Rail Canada (the “USD Rail Canada Good Standing Certificate”);

(c)	a certificate of an officer of USD Terminals Canada of even date hereof, as to certain factual matters (the “USD Terminals Canada Officer’s Certificate”); and

(d)	a certificate of good standing dated May 5, 2016 issued pursuant to the provisions of the Business Corporations Act (British Columbia) regarding USD Rail Canada (the “USD Terminals Canada Good Standing Certificate”).

Assumptions

In providing the opinions expressed herein, we have assumed:

(a)	the legal capacity of all individuals, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to authentic originals of all documents submitted to us as certified, photostatic, conformed, notarial or facsimile copies;

(b)

all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of the date of this opinion and will continue to be complete, true and accurate as at the date the Indenture is signed by, and any Guarantees are provided by, the Canadian Subsidiary Guarantors;

(c)	no issuance of Securities will be a “distribution” or “trade” (as such terms are defined in the Securities Act (British Columbia)) of any securities in British Columbia;

(d)	no order, ruling or decision of any court or regulatory or administrative body is in effect at any material time that restricts any trades in securities of the Issuers or that affects any person or company (including any of their respective affiliates) that engages in such a trade;

(e)	that the Indenture and the Guarantees (collectively, the “Documents”) will be governed by the internal laws of the State of New York or other jurisdiction outside of British Columbia;

(f)	there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed herein;

(g)	at the time of issuance of any Guarantee by one or more of the Canadian Subsidiary Guarantors:

(i)	the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and such effectiveness has not been terminated or rescinded;

(ii)	an appropriate Prospectus Supplement with respect to the Debt Securities and Guarantees has been prepared and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;

(iii)	the Debt Securities and Guarantees have been offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the appropriate Prospectus Supplement;

(iv)	if the Debt Securities and Guarantees are to be issued or sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement has been duly authorized, executed and delivered by the Issuers and, if applicable, Guarantors of such Securities and the other parties thereto;

(v)	such Debt Securities and Guarantees and the Indenture have been duly authorized, executed and delivered by the trustee and the other parties thereto and constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms;

(vi)	the terms of the Debt Securities and Guarantees and of their issuance and sale:

A.	have been duly established in accordance with the constating documents of the applicable Canadian Subsidiary Guarantors,

B.	do not violate any applicable law or the Indenture,

C.	do not result in a default under or breach of any agreement or instrument binding upon any of the applicable Canadian Subsidiary Guarantors, and

D.	comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Canadian Subsidiary Guarantors and the applicable trustee;

(vii)	each of such Canadian Subsidiary Guarantors has received the agreed upon consideration for the issuance of its Guarantee and each such Guarantee has been delivered by or on behalf of each of such Canadian Subsidiary Guarantors against payment therefor; and

(h)	at the time of execution and delivery of any documents relating to the Securities or the offering thereof that are executed by parties other than the Canadian Subsidiary Guarantors:

(i)	such parties have the power, whether corporate, limited liability company, partnership or other, to enter into and perform their respective obligations thereunder;

(ii)	such documents are duly authorized by all requisite action, whether corporate, limited liability company, partnership or other, of such parties;

(iii)	such documents are duly executed and delivered by such parties; and

(iv)	to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

For the purposes of our opinion expressed in paragraph 1 below, we have relied on the USD Rail Canada Good Standing Certificate, which we assume remains correct as of the date hereof.

For the purposes of our opinion expressed in paragraph 2 below, we have relied on the USD Rail Canada Officer’s Certificate, with respect to the factual matters referred to therein.

For the purposes of our opinion expressed in paragraph 3 below, we have relied on the USD Terminals Canada Good Standing Certificate, which we assume remains correct as of the date hereof.

For the purposes of our opinion expressed in paragraph 4 below, we have relied on the USD Terminals Canada Officer’s Certificate, with respect to the factual matters referred to therein.

Applicable Law

We are solicitors qualified to carry on the practice of law in British Columbia and we express no opinions as to any laws, or any matters governed by any laws, other than the laws of British Columbia and the federal laws of Canada applicable in British Columbia (collectively, “BC Law”) in effect at the date hereof.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.	USD Rail Canada is a corporation validly existing under the laws of British Columbia.

2.	USD Rail Canada has the corporate power to execute, deliver and perform its obligations under the Documents.

3.	USD Terminals Canada is a corporation validly existing under the laws of British Columbia.

4.	USD Terminals Canada has the corporate power to execute, deliver and perform its obligations under the Documents.

5.

When the Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Canadian Subsidiary Guarantors, and when the specific terms of the Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate action of the Canadian Subsidiary Guarantors and such Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Indenture, such corporate action of each such Guarantee by a Canadian Subsidiary Guarantor will be a legally valid and binding obligation of the Canadian Subsidiary Guarantor thereto.

Reliance Limitation

The opinions expressed herein are given at the date hereof and are based upon, and subject to, legislation and regulations in effect at the date hereof and the facts of which we are aware at the date hereof. We specifically disclaim any obligation, and make no undertaking, to supplement our opinions expressed herein as changes in the law occur or facts come to our attention that could affect such opinions, or to advise any person of any change in law that occurs or fact that comes to our attention after the date hereof. This opinion letter relates solely to the matters set forth above and we express no opinion, whether expressly, by implication or otherwise, as to any other matter relating to any of the Issuers, the Registration Statement, the Prospectus, or any of the Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion letter and consent into any registration statement or post-effecting amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In providing such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

/S/ LAWSON LUNDELL LLP

SCHEDULE I

USD Logistics Operations GP LLC

USD Logistics Operations LP

USD Rail LP

USD Rail International S.A.R.L.

USD Rail Canada ULC

West Colton Rail Terminal LLC

San Antonio Rail Terminal LLC

USD Terminals International S.A.R.L.

USD Terminals Canada ULC

USDP CCR LLC

Casper Crude to Rail, LLC

CCR Pipeline, LLC